ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this "Agreement") is made as of the 24th day of June, 2015.
AMONG:
BE AT TV, INC.., a company incorporated under the laws of the State of Nevada and having an address at 20805 North 19th Avenue, Phoenix, Arizona, USA 85027
 (the "Company")
AND:
DONEY VENTURES INC., having an address at 4955 S. Durango Rd., Suite 165, Las Vegas, Nevada, USA 89113
(the "Escrow Agent")
AND:
EACH OF THE SHAREHOLDERS OF THE COMPANY AS HAVE EXECUTED SCHEDULE A ATTACHED HERETO
(collectively, the "Shareholders", and each, a "Shareholder")
WHEREAS:
A.            The Company and the Shareholders wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement, shares of common stock in the capital of the Company (each, a "Share"), in the amounts listed opposite each Shareholder's name in Schedule B attached hereto, in connection with the closing of a share exchange agreement dated among the Company, Epic Stores Corp. and the shareholders of Epic Stores Corp. (the "Share Exchange Agreement"); and
B.            Pursuant to the terms of the Share Exchange Agreement, the Shareholders have agreed that the Shares will be held by the Escrow Agent and released only in accordance with this Agreement;
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company, the Escrow Agent and the Shareholders (each, a "Party", and two or more being, "Parties") covenant and agree as follows:

ARTICLE 1
 INTERPRETATION
1.1	In this Agreement:
(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;
(b)	all references to any Party, whether a Party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and
(c)	when the context hereof makes it possible, the word "person" includes in its meaning any firm and any body corporate or politic.
ARTICLE 2
 DEPOSIT INTO ESCROW
2.1	The Parties acknowledge and agree that the Company intends to complete a consolidation of the Shares following the execution of this Agreement, in accordance with which the number of Shares held by each Shareholder will be reduced as set out in Schedule B.
2.2	The Shareholders and the Company will, upon execution of this Agreement and the closing of the Share Exchange Agreement, deliver the Shares and stock powers of attorney, duly endorsed in the form required by the transfer agent of the Company (the "Stock Powers"), to the Escrow Agent and the Escrow Agent will hold the Shares and the Stock Powers in escrow subject to the terms and conditions of this Agreement.
2.3	The Shareholders hereby appoint the Escrow Agent as the agent and attorney-in-fact for and on behalf of the Shareholders in respect of the Shares, on the terms and subject to the conditions set forth herein.
ARTICLE 3
 ESCROW PROVISIONS
3.1	The Shareholders and the Company hereby direct the Escrow Agent to retain the Shares and the Stock Powers and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.
3.2	Unless prohibited by an order of a court of competent jurisdiction, the Escrow Agent will release from escrow and deliver to the Shareholders an aggregate of 1,768,750 Shares, on a pro rata basis, upon the Company providing written notice to the Shareholders and the Escrow Agent of the attainment of:

(i)	the Company: (i) opening its 18th store or (ii) achieving at least $10,000,000 in annual revenue (net of returns and discounts), as evidenced by the Company's most recent annual or interim financial statements;
(ii)	the Company: (i) opening its 21st store or (ii) achieving at least $15,000,000 in annual revenue (net of returns and discounts), as evidenced by the Company's most recent annual or interim financial statements; and
(iii)	the Company: (i) opening its 30th store or (ii) achieving at least $20,000,000 in annual revenue (net of returns and discounts), as evidenced by the Company's most recent annual or interim financial statements.
For greater certainty, Shares may be released in connection with the attainment of any of the foregoing only once for each respective milestone.
3.3	The Escrow Agent will release the Stock Powers to the Shareholders following release of all Shares held in escrow pursuant to Section 3.2.
3.4	The Escrow Agent is authorized by each of the Shareholders and the Company to make the deliveries required by Article 3 of this Agreement.
3.5	If, at any time after the date of this Agreement, the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding common shares into a greater number of common shares, any Shares held in escrow immediately prior to such subdivision will be proportionately increased. If, at any time after the date of this Agreement, the Company combines (by combination, reverse stock split or otherwise) its outstanding common shares into a smaller number of common shares, any Shares held in escrow immediately prior to such combination will be proportionately decreased. Any adjustment under this Section 3.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.
3.6	With respect to the preparation of this Agreement and the rights and obligations herein, each of the Parties acknowledges and agrees that all Parties have been advised to seek, and have sought or have otherwise waived, independent legal advice with respect to this Agreement and the documents delivered pursuant hereto.
ARTICLE 4
 ESCROW AGENT
4.1	In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
4.2	The Shareholders and the Company agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof.

4.3	In case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 4.2 against its costs of such proceedings.
4.4	The Escrow Agent will have no responsibility in respect of loss of the Shares and the Stock Powers except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shares and the Stock Powers belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.
4.5	The Escrow Agent will not be bound in any way by any contract between the other Parties whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Shares and the Stock Powers as herein directed and to deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Shares or the Stock Powers or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the Parties with the Escrow Agent.
4.6	In the event that the Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the Parties or to any other person by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.
4.7	Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the Parties or by any other person, firm, association or corporation. It will, however obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the Parties or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8	If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares until the lawful determination of the issue between the Parties.
4.9	If written notice of protest is made by any of the Shareholders and/or the Company to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold the Shares and the Stock Powers until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.
4.10	The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days' notice thereof to the Shareholders and the Company. The Shareholders and the Company may terminate the Escrow Agent by giving not less than five (5) days' notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Shareholders and the Company may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five days' notice period deliver the Shares to the new escrow agent to be named by the Shareholders and the Company.
4.11	Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Shareholders and the Company.
4.12	Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Shareholders and/or the Company, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Shares and the Stock Powers into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.
ARTICLE 5
FEES
5.1	The Company will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

ARTICLE 6
GENERAL
6.1	Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by the Parties.
6.2	This Agreement will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators and successors.
6.3	The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.
6.4	This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and any federal laws applicable therein.
6.5	Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:
If to the Company:
Epic Stores Corp.
20805 North 19th Avenue
Phoenix, Arizona, USA 85027
Attention:                          Brian Davidson
Email:                                      brian@riggscompanies.com
If to the Escrow Agent:
[Insert name, address and email]
If to a Shareholder, to the address set forth for such Shareholder on its respective executed Schedule A to this Agreement,
(or to such other address as any Party may specify by notice in writing to another Party).  Any notice delivered or sent by email or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be.  Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.
6.6	Time is of the essence of this Agreement.

6.7	It is understood and agreed by the Parties that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.
6.8	This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.
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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the day and year first written above.
BE AT TV, INC.

Per:  /s/ Paul Medley
        Authorized Signatory
DONEY VENTURES, INC.

Per: /s/ Scott Doney
        Authorized Signatory

SCHEDULE A

SHAREHOLDER INFORMATION

_______________________________________________________________________
(Signature of Shareholder or Authorized Signatory of Shareholder if not an individual)
_______________________________________________________________________
(Name of Shareholder – if an Individual)
_______________________________________________________________________
(Name of Authorized Signatory – if not an Individual)

____________________________________________________________________________________________________________________________
(Title of Authorized Signatory – if not an Individual)

 ____________________________________________________________________________________________________________________________
(Number of Shares to be deposited with Escrow Agent)

 ____________________________________________________________________________________________________________________________
(Address of Shareholder, including city, state of residence and zip code)

 ____________________________________________________________________________________________________________________________
(Telephone Number)                                                  (Email Address)

______________________________________________________________ (Signature of Witness – if Shareholder is an Individual)
_______________________________________________________________
(Print name of Witness – if Shareholder is an Individual)

SCHEDULE B

Name of Shareholder	Number of Shares to be Deposited with Escrow Agent Pre-Consolidation	Number of Shares to be held by Escrow Agent Post-Consolidation	Initial of Shareholder
Pinnacle Investments, LLLP	1,561,055	882,575
Wild West Raised LLP	526,852	297,867
Bob Riggs	723,969	409,311
The Kuehner Family Trust	279,105	157,798
Steven G Sogge and Linda J Sogge Revocable Trust	279,105	157,798
Water Tigers, LLC	613,678	346,956
JSMB Investments, LLC	84,417	47,727
Clay Land, LLC	993,257	561,559
Tyrian Purple, LLC	244,811	138,409
TOTAL	5,306,249	3,000,000